Exhibit 10.2.8

AMENDMENT NUMBER TWO TO

EMPLOYMENT AGREEMENT

WHEREAS, Aircell LLC (the “Company”) and John Happ (the “Executive”) have heretofore entered into an Employment Agreement dated as of March 31, 2008 (as amended by Amendment Number One thereto dated December 31, 2008, the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement to reflect certain changes in the terms of Executive’s employment.

NOW, THEREFORE, pursuant to Section 18 of the Agreement, the Agreement is hereby amended as follows:

1. Section 2 of the Agreement is hereby amended by adding the following language as a new second sentence thereof:

“As of January 1, 2011, Executive shall be employed by the Company as its Executive Vice President — Airline Sales.”

2. Section 3(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“The Company shall pay to Executive as base compensation for all of the services to be rendered by Executive under this Agreement a salary at the rate of $260,000 per annum (the “Base Salary”), payable in accordance with such normal payroll practices as are adopted by the Company from time to time, subject to withholdings for federal, state and local taxes, FICA and other withholding required by applicable law, regulation or ruling. The Base Salary shall be reviewed by the Chief Executive Officer at least annually. Unless the Company and Executive mutually agree otherwise, Executive’s annual salary shall not be reduced by more than ten percent (10%) of Executive’s then-current Base Salary unless as part of an overall compensation reduction at the Company that impacts salaries of all executives of the Company. In addition, Executive shall be eligible for an annual bonus with a target of fifty percent (50%) under an annual bonus program. For 2011, the amount of such annual bonus, if any, shall be determined as shown on Exhibit B, and Executive may be eligible for an additional bonus as set forth in such Exhibit. For years after 2011, the bonus shall be based on such factors as are determined by the Chief Executive Officer, subject to the approval of the Company’s Board of Directors. Notwithstanding anything to the contrary contained herein, Executive shall continue to be eligible for a bonus under and subject to the conditions for payment set forth in the contingent bonus plan for Commercial Aviation employees approved by the Compensation Committee of the Board of Directors in March 2009.

3. Section 9(a) and 9(b) are hereby amended by deleting the language in clause (iii) of the last sentence and replacing it with the following:

“any award under the annual bonus program referred to in Section 3(a) for which the conditions to payment have been satisfied prior to the date of termination but which has not been paid.”

4. There is hereby added to the Agreement an Exhibit B in the form attached to this Amendment.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Executive has executed this instrument to be effective as of January 1, 2011.

AIRCELL LLC

By:	/s/ Michael Small

Executive:

/s/ John Happ
John Happ

Exhibit B

Method for Determining 2011 Bonus

50% of the Bonus will be based on the number of commercial aircraft on which Aircell LRUs are installed (completely and not partially) during 2011. This portion will pay out at 50% (or 25% of the target) if 350 installations are completed, at 100% (or 50% of the target) if 500 installations are completed, at 150% (or 75% of the target) if 650 installations are completed and at 150% if more than 650 installations are completed. No payment will be made if less than 350 installations are completed, and the payouts between 350 and 500 installations and 501 and 650 installations will be calculated on a linear basis between such points.

The remaining 50% of the Bonus will be determined and weighted in accordance with the financial and/or personal objectives in place for other Commercial Aviation employees under the 2011 bonus plan approved by the Compensation Committee.

In addition, Executive is eligible to receive (i) two times his target bonus if either Southwest Airlines or United Air Lines signs a contract during 2011 committing such airline to having Aircell equipment installed and Gogo service provided on at least 100 aircraft OR (ii) three times his target bonus if Southwest and United each sign a contract during 2011 committing to have Aircell equipment installed and Gogo service provided on at least 100 aircraft.

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